Exhibit 10.1

AMENDMENT TO SECTION 3(e)
OF THE
AMENDED EMPLOYMENT AGREEMENT, DATED FEBRUARY 3, 2011,
BETWEEN SCOTT H. MAW AND
SEABRIGHT INSURANCE COMPANY

THIS AMENDMENT, is made and entered into this 3rd day of August, 2011, between Scott H. Maw and SeaBright Insurance Company (collectively “the Parties”).

WHEREAS, the Parties previously entered into an Employment Agreement on January 5, 2010, and entered into an Amended Employment Agreement on February 3, 2011;

WHEREAS, the Amended Employment Agreement contains an error in Section 3(e) that was discovered in July 2011;

WHEREAS, at the time of its execution, the Parties intended the Amended Employment Agreement to be consistent with the terms of the January 5, 2010, Employment Agreement;

WHEREAS, the Parties mutually agree to amend Section 3(e) of the Amended Employment Agreement to reflect the correct intention of the parties at the time of its original execution and include the words “or the replacement of the actual shares” when referring to disposition of shares granted February 23, 2010, following voluntary termination of employment within 36 months of Mr. Maw’s employment date;

WHEREAS, all other terms of the Amended Employment Agreement remain unchanged;

NOW, THEREFORE, the Parties, in consideration of the foregoing and intending to be legally bound, hereby agree that Section 3(e) of the Amended Employment Agreement shall read as follows:

(e)  Restricted Stock.  Effective February 23, 2010 (the date of grant), Employer granted Executive 44,445 shares of restricted stock (which equaled $500,006 on the date of grant), awarded pursuant to SeaBright Holdings, Inc.’s Amended and Restated 2005 Long-Term Equity Incentive Plan.  22,223 shares of such restricted stock grant will vest twelve months from the date of grant. If Executive terminates his employment with Employer on a voluntary basis within 36 months of his employment date, those 22,223 shares of restricted stock are subject to Executive’s termination dated repayment to Employer, in cash or shares of stock, of $250,009 (100% of the shares’ value, calculated as their dollar value at the date of the grant) or the replacement of the actual shares.  The grant of the remainder 22,222 shares of restricted stock will vest on the third anniversary of the date of grant.  For the 2010 performance year only, Executive is also entitled to a restricted stock and an incentive stock option award guarantee with a total value of $350,000, such award to be 75% restricted stock and 25% incentive stock options.  This Agreement contemplates that the foregoing restricted stock and incentive stock option awards totaling $350,000 will be made in the first quarter of calendar year 2011, subject to the approval of the Compensation Committee, with the restricted stock cliff vesting in 2014 and the incentive stock options vesting ratably over 4 years.  In addition to the foregoing, on the Effective Date execution of this Agreement, an additional amount of restricted stock will be granted equal in value to $500,000, using the closing price on the Effective Date.  The equivalent value of $250,000 (50%) of the restricted stock will vest on the date of grant and the remaining $250,000 (50%) of the total $500,000 value of restricted stock will cliff vest on the third anniversary of the date of grant.  If Executive terminates his employment with Employer on a voluntary basis within 36 months of the Effective Date, the restricted stock which vested on the Effective Date of this Agreement is subject to Executive’s termination dated repayment to Employer of 100% of the value, calculated as the dollar value of the shares at the date of the grant or the replacement of the actual shares.  All shares of restricted stock and incentive stock options are granted on the terms and conditions pursuant to a Restricted Stock Agreement and a Stock Option Grant Agreement, and pursuant to the Company’s 2005 Long-Term Equity Incentive Plan (the “2005 Plan”) which, as amended and restated as of May 18, 2010, is attached to and incorporated into this Agreement as Exhibit C.  In connection with such grants, Executive executed and delivered to Employer counterparts to the Restricted Stock Agreement in form and substance as set forth in Exhibit C attached hereto, entered into by and among SeaBright Holdings, Inc. and all of its restricted stock and stock option grantees.

IN WITNESS WHEREOF, this amendment has been executed and delivered as of the date set forth above.

EXECUTIVE	SEABRIGHT INSURANCE COMPANY
/s/ Scott H. Maw	/s/ John G. Pasqualetto
Scott H. Maw	John G. Pasqualetto
Its Chief Executive Officer